Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name of “Reporting Persons”:	InterWest Partners IX, L.P. (“IW9”)
InterWest Management Partners IX, LLC (“IMP9”)

Philip T. Gianos
W. Stephen Holmes
Arnold L. Oronsky
Khaled Nasr

Address:	2710 Sand Hill Road, Suite 200
Menlo Park, CA 94025

Designated Filer:	InterWest Partners IX, L.P.

Issuer and Ticker Symbol:	Restoration Robotics, Inc. (“HAIR”)

Date of Event:	October 11, 2017

Each of the following is a Joint Filer with InterWest Partners IX L.P. (“IW9”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

InterWest Management Partners IX, LLC (“IMP9”) is the general partner of IW9 and has sole voting and investment control over the shares owned by IW9. Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, and Arnold L. Oronsky are Managing Directors of IMP9 and Khaled A. Nasr is a Venture Member of IMP9. Gilbert H. Kliman, a Managing Director of IMP9 is also a Director of the Issuer, and has filed a separate Form 3 in his own name

All Reporting Persons disclaim beneficial ownership of shares of Restoration Robotics, Inc. stock held by IW9, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated InterWest Partners IX, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.  Each Reporting Person has appointed InterWest Management Partners IX, LLC as its attorney in fact for the purpose of making reports relating to transaction in Restoration Robotics, Inc. Common Stock.

InterWest Management Partners IX, L.L.C.		InterWest Partners IX, LP

By:	/s/ Karen A. Wilson	By:	InterWest Management Partners IX, LLC
	Karen A. Wilson, Power of Attorney		Its General Partner

		By:	/s/ Karen A. Wilson
Karen A. Wilson, Power of Attorney

Philip T. Gianos, an individual		Arnold L. Oronsky, an individual
By:	InterWest Management Partners IX, LLC, as Attorney-in-Fact	By:	InterWest Management Partners IX, LLC, as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

W. Stephen Holmes, an individual		Khaled A. Nasr, an individual
By:	InterWest Management Partners IX, LLC, as Attorney-in-Fact	By:	InterWest Management Partners IX, LLC, as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson
	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney